10.5  Amendment No. 2 to Secured Convertible Term Note (the "Omnibus
      Amendment")



                        OMNIBUS AMENDMENT

    This Omnibus Amendment, dated August 17, 2005, by and between Datalogic International, Inc., a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser"), amends that certain Securities Purchase Agreement, dated June 25, 2004, by and between the Company and Purchaser (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement"); that certain Registration Rights Agreement, dated June 25, 2004, by and between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Registration Rights Agreement"); and that certain Secured Convertible Term Note, dated June 25, 2004, by the Company in favor of Purchaser for the total principal amount of $3,000,000 (as amended, modified or supplemented from time to time, the "Note"); that certain Master Security Agreement, dated June 25, 2004, by and between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Master Security Agreement"); the Restricted Account Side Agreement, dated June 25, 2004, by and between the Company and Purchaser (the "Restricted Account Side Letter", collectively, with the Securities Purchase Agreement, the Related Agreements (as defined in the Securities Purchase Agreement), the Note, the Master Security Agreement and the Registration Rights Agreement, the "Funding Documents"). Capitalized terms used but not defined herein shall have the meanings given them in the Securities Purchase Agreement.

                             PREAMBLE

     WHEREAS, pursuant to the Funding Documents, the Purchaser agreed to loan the Company a total principal amount of $3,000,000 ("Loan Amount"), $1,750,000 of which was funded to the Company on June 25, 2004 and the remaining $1,250,000 of which was funded to the Restricted Account (as defined in the Securities Purchase Agreement); the Note is convertible into shares of the Company's common stock (the "Note Shares") at an initial fixed conversion price of $0.66;

     WHEREAS, in connection with the Funding Documents, the Purchaser was granted a warrant to purchase 705,000 shares the Company's common stock (the "Warrant");

     WHEREAS, pursuant to the terms of the Funding Documents, the Company filed a registration statement with the United States Securities and Exchange Commission ("SEC") on July 26, 2004 (the "Existing Registration Statement"); WHEREAS, the Purchaser and the Company desire to amend the transactions contemplated by the Funding Documents, to release, as of the date hereof, the sum of $974,902.20 representing all of the funds held in the Restricted Account as of the date hereof, which such funds shall be disbursed as follows:
(a) $888,375.04 will be wired to the Company; and (b) $86,527.16 will be wired to the Purchaser in satisfaction of accrued and unpaid interest on the Loan Amount;

     WHEREAS, the Company has established a new wholly owned subsidiary, Datalogic New Mexico, Inc., a New Mexico corporation ("DLGI NM") and pursuant to the terms of the Master Security Agreement is required to join, or cause DLGI NM to be joined to the Master Security Agreement as an Assignor (as defined in the Master Security Agreement) pursuant to a Joinder Agreement substantially in the form attached hereto as Exhibit A; and

     NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Terms of this Supplement.

         1.1 Disbursement of Funds. As of the date hereof, the Purchaser shall disburse the sum of $974,902.20 ("the Funds") representing all of the funds held in the Restricted Account as of the date hereof, which such funds will be disbursed as follows: $888,375.04 will be wired to the Company; and $86,527.16 will be wired to the Purchaser in satisfaction of accrued and unpaid interest on the Loan Amount. Upon release of the Funds from the Restricted Account, the Restricted Account shall be closed and the Restricted Account Agreement and the Restricted Account Side Letter shall be deemed automatically terminated without further action by either party hereto or thereto.

         1.2 All references to the Restricted Account or the Restricted Account Side Letter contained in any of the Securities Purchase Agreement or the Related Agreements referred to in the Purchase Agreement, are hereby deleted and of no further force or effect.

         1.3 Amended and Restated Note. The Company shall issue the Purchaser an Amended and Restated Note which is attached and incorporated herein as Exhibit A in substitution and not in satisfaction of the Note.

         1.4 The Company hereby agrees if required by applicable securities law to, on or prior to August 19, 2005, file a Rule 424(b) supplement (the "Post-Effective Supplement") to the Existing Registration Statement relating to Term Note and the warrants issued in connection therewith, which Post-Effective Supplement shall state the change of the Fixed Conversion Prices applicable to the Term Note. Any additional Registrable Securities that shall be issuable as a result of the amendments contemplated by Section
1.3 above, shall be registered as required by the terms of the registration Rights Agreement.

         1.5 This Amendment shall be effective as of the date hereof following the execution and delivery of same by each of the Company and Laurus.

         1.6 Except as specifically set forth in this Amendment, there are no other amendments to the Note, and all of the other forms, terms and provisions of the Note remain in full force and effect.

         1.7 This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.
[signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.


COMPANY:                              PURCHASER:


DATALOGIC INTERNATIONAL, INC.         LAURUS MASTER FUND, LTD.


By: /s/ Keith C. Moore                By: /s/ David Grin
Name: Keith C. Moore                  Name: David Grin
Title: Chief Executive Officer        Title: Director

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DATALOGIC INTERNATIONAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

        AMENDED AND RESTATED SECURED CONVERTIBLE TERM NOTE
       ---------------------------------------------------

     FOR VALUE RECEIVED, DATALOGIC INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "Holder") or its registered assigns or successors in interest, on order, the sum of Three Million Dollars ($3,000,000), together with any accrued and unpaid interest hereon, on June 25, 2007 (the "Maturity Date") if not sooner paid. The original principal amount of this Note subject to amortizing payments pursuant to Section 1.2 hereof is hereinafter referred to as the "Amortizing Principal Amount". This Note amends and restates in its entirety, and is given in substitution for and not in satisfaction of) that certain promissory note in the original principal amount of $3,000,000 issued by the Company in favor of the Holder on June 25, 2004.

     Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the "Purchase Agreement").

     The following terms shall apply to this Note:

                            ARTICLE I
                     INTEREST & AMORTIZATION

     1.1 (a) Interest Rate. Subject to Sections 1.1(b), 4.12 and 5.6 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2.0%). The prime rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. Subject to Section 1.1(b) hereof, the Interest Rate shall not be less than six percent (6.0%). Interest shall be calculated on the basis of a 360 day year.
Interest shall accrue but not be payable during the period commencing on the date hereof and ending on July 31, 2004. Commencing on August 1, 2004, interest on the outstanding principal amount of this Note (the "Principal Amount") shall be payable monthly, in arrears, commencing on August 1, 2004 and on the first business day of each consecutive calendar month thereafter (each, a "Repayment Date") and on the Maturity Date, whether by acceleration or otherwise.

     1.1 (b) Interest Rate Adjustment. The Interest Rate shall be subject to adjustment on the last business day of each month hereafter until the Maturity Date (each a "Determination Date"). If on any Determination Date (i) the Borrower shall have registered under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock underlying each of the conversion of this Note and the exercise of the Warrant issued on a registration statement declared effective by the Securities and Exchange Commission (the "SEC"), and (ii) the market price (the "Market Price") of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for the five (5) consecutive trading days immediately preceding such Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2.0%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price.
If on any Determination Date (i) the Borrower shall not have registered under the Securities Act the shares of Common Stock underlying the conversion of this Note and the exercise of the Warrant on a registration statement declared effective by the SEC or the Borrower shall have registered such shares under the Securities Act but on such Determination Date the related registration statement is not effective, and (ii) the Market Price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) consecutive trading days immediately preceding such Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be decreased by 100 basis points (100 b.p.) (1.0.%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained in herein), in no event shall the Interest Rate be less than zero percent (0%).

     1.2  Minimum Monthly Principal Payments.     Any  Principal Amount that
remains outstanding on the Maturity Date shall be due and payable on the Maturity Date. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the "Principal Amount") shall be made by the Company on September 1, 2005_and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an "Amortization Date"). Subject to Article III below, commencing on the first Amortization Date, the Company shall make monthly payments to the Holder on each Repayment Date, each such payment in the amount of $107,323.23 together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the "Monthly Amount"). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.

                            ARTICLE II
                       CONVERSION REPAYMENT

     2.1  (a)  Payment of Monthly Amount in Cash or Common Stock.   Not later
than the fifth (5th) business day prior to each Repayment Date (the "Notice Date"), the Holder may deliver to Borrower a written notice in the form of Exhibit B attached hereto directing the Borrower to pay the Monthly Amount payable on the next Repayment Date in either cash or Common Stock, or a combination of both (each, a "Repayment Notice"). If a Repayment Notice is not delivered by the Holder on or before the applicable Notice Date for such Repayment Date, then, subject to Section 2.1(b), the Borrower shall pay the Monthly Amount due on such Repayment Date in cash. In the event the Borrower shall be required to pay any portion of the Monthly Amount in cash, the Borrower shall pay to the Holder in respect to such payment an amount equal to 102% of such Monthly Amount. If the Holder elects to convert all or a portion of any Monthly Amount into shares of Common Stock as provided herein, the number of such shares to be issued by the Borrower to the Holder on such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the then
applicable Fixed Conversion Price.   For purposes hereof, the initial "Fixed
Conversion Price" means $0.60, provided, however, that the first Nine Hundred Fifty Thousand Dollars ($950,000) aggregate principal amount (the "Reduced Price Conversion Amount") of the Note converted into shares of Common Stock on or after August 17, 2005 (the "Effective Date") (including all interest and fees converted on or prior to the date of conversion in full of the Reduced Price Conversion Amount) shall be converted at a Fixed Conversion Price equal to $.32, provided, further, that the Fixed Conversion Price shall in all cases be subject to adjustment as set forth herein.

          (b) Monthly Amount Conversion Guidelines. Subject to Sections 2.1(a), 2.2, and 3.2 hereof, the Holder shall convert all or a portion of the Monthly Amount due on each Repayment Date in shares of Common Stock if the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding such Repayment Date was greater than or equal to 110% of the Fixed Conversion Price, provided, however, that such conversions shall not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the five (5) day trading period immediately preceding delivery of a Notice of
Conversion to the Borrower.   Any part of the Monthly Amount due on a
Repayment Date that the Holder has not converted into shares of Common Stock shall be paid by the Borrower in cash on such Repayment Date. Any part of the Monthly Amount due on such Repayment Date which must be paid in cash shall be paid in cash at the rate of 102% of the Monthly Amount otherwise due on such Repayment Date, within three (3) business days of the applicable Repayment Date.

          (c)  Application of Conversion Amounts.   Any amounts converted by
the Holder pursuant to Section 2.1(b) shall be deemed to constitute payments of, or applied against, (i) first, outstanding fees, (ii) second, accrued interest on the Amortizing Principal Amount, and (iii) third, the Amortizing Principal Amount.

     2.2 No Effective Registration. Notwithstanding anything to the contrary herein, no amount payable hereunder may be converted into Common Stock unless (a) either (i) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in satisfaction of such obligations exists, or (ii) an exemption from registration of the Common Stock is available pursuant to Rule 144 of the Securities Act, and (b) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option.

     2.3 Optional Redemption of Amortizing Principal Amount. The Borrower will have the option of prepaying the outstanding Amortizing Principal Amount ("Optional Amortizing Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred thirty percent (130%) of the Amortizing Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any Related Agreement (the "Amortizing Redemption Amount") on the day written notice of redemption (the "Notice of Amortizing Redemption") is given to the Holder.
The Notice of Amortizing Redemption shall specify the date for such Optional Amortizing Redemption (the "Amortizing Redemption Payment Date"), which date shall be not less than seven (7) business days after the date of the Notice of Amortizing Redemption (the "Redemption Period"). A Notice of Amortizing Redemption shall not be effective with respect to any portion of the Amortizing Principal Amount for which the Holder has a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Holder pursuant to Section 3.1 during the Redemption Period. The Amortizing Redemption Amount shall be determined as if such Holder's conversion elections had been completed immediately prior to the date of the Notice of Amortizing Redemption. On the Amortizing Redemption Payment Date, the Amortizing Redemption Amount shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Amortizing Redemption Amount on the Amortizing Redemption Payment Date as set forth herein, then such Notice of Amortizing Redemption will be null and void.


                           ARTICLE III
                        CONVERSION RIGHTS

     3.1 Holder's Conversion Rights. Subject to Section 2.2, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock, subject to the terms and conditions set forth in this Article III. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.3.

     3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder or issuable upon exercise of Warrants held by such Holder and 4.99% of the outstanding shares of Common Stock. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in this Section 3.2 upon 75 days prior notice to the Borrower or without any notice requirement upon an Event of Default.

     3.3 Mechanics of Holder's Conversion. (a) In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("Notice of Conversion") to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "Conversion Date"). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

          (b) Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "Delivery Date"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.


     3.4  Conversion Mechanics.

          (a) The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of outstanding obligations under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions (i) first, of the Monthly Amount for the current calendar month,
(ii) then of outstanding Amortizing Principal Amount by applying the conversion amount to Monthly Amounts for the remaining Repayment Dates in chronological order.

          (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

               A. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price or the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

               B. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

               C. Share Issuances. Subject to the provisions of this Section 3.4, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price at the time of issuance of such securities.

               D. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

     3.5 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid. Subject to the provisions of
Article IV, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a replacement Note.

                             ARTICLE IV
                        EVENTS OF DEFAULT

     Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, within five (5) days after written notice from Holder to Borrower (each occurrence being a "Default Notice Period") the amount due and owing to the Holder shall be 130% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any) (the "Default Payment"). If, with respect to any Event of Default, the Borrower cures the Event of Default within any applicable grace period, the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Note or the Related Agreements, then to accrued and unpaid interest due on the Note and then to outstanding principal balance of the Note.

     The occurrence of any of the following events set forth in Sections 4.1 through 4.10, inclusive, is an "Event of Default":

     4.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Borrower fails to pay when due any amount due under any other promissory note issued by Borrower, and in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due.

     4.2 Breach of Covenant. The Borrower breaches any covenant or any other term or condition of this Note or the Purchase Agreement in any material respect, or the Borrower or any of its Subsidiaries breaches any covenant or any other term or condition of any Related Agreement in any material respect and, any such case, such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

     4.3 Breach of Representations and Warranties. Any representation or warranty made by the Borrower in this Note or the Purchase Agreement, or by the Borrower or any of its Subsidiaries in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

     4.4 Receiver or Trustee. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

     4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

     4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries.

     4.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice. The "Principal Market" for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

     4.8 Failure to Deliver Common Stock or Replacement Note. The Borrower shall fail (i) to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and Section 9 of the Purchase Agreement, if such failure to timely deliver Common Stock shall not be cured within two (2) business days or (ii) to deliver a replacement Note to Holder within seven (7) business days following the required date of such issuance pursuant to this Note, the Purchase Agreement or any Related Agreement (to the extent required under such agreements).


     4.9 Default Under Related Agreements or Other Agreements. The occurrence and continuance of any Event of Default (as defined in the Purchase Agreement or any Related Agreement) or any event of default (or similar term) under any other indebtedness.

     4.10 Change in Control. The occurrence of a change in the controlling ownership of the Borrower.

                    DEFAULT RELATED PROVISIONS

     4.11 Payment Grace Period. Following the occurrence and continuance of an Event of Default beyond any applicable cure period hereunder, the Borrower shall pay the Holder a default interest rate of two percent (2%) per month on all amounts due and owing under the Note, which default interest shall be payable upon demand.

     4.12  Conversion Privileges.  The conversion privileges set forth in
Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

     4.13 Cumulative Remedies. The remedies under this Note shall be cumulative.

                            ARTICLE V
                          MISCELLANEOUS

     5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

     5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

     5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. This Note shall not be assigned by the Borrower without the consent of the Holder.

     5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this
Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

      5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

     5.7 Security Interest and Guarantee. The Holder has been granted a security interest (i) in certain assets of the Borrower and its Subsidiaries as more fully described in the Master Security Agreement dated as of the date hereof and (ii) pursuant to the Stock Pledge Agreement dated as of the date hereof. The obligations of the Borrower under this Note are guaranteed by certain Subsidiaries of the Borrower pursuant to the Subsidiary Guaranty dated as of the date hereof.

     5.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

     5.9 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney's fees.

[Balance of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the Borrower has caused this Convertible Term Note to be signed in its name effective as of this 17th day of August, 2005.

                                 DATALOGIC INTERNATIONAL, INC.


                                 By: /s/ Keith C. Moore
                                 Name: Keith C. Moore
                                 Title: Chief Executive Officer

WITNESS:

/s/ Derek Nguyen

                                                                   EXHIBIT A
                       NOTICE OF CONVERSION


(To be executed by the Holder in order to convert all or part of the Note into Common Stock)


[Name and Address of Holder]


The Undersigned hereby converts $_________ of the principal due on [specify applicable Repayment Date] under the Convertible Term Note issued by DataLogic International, Inc. dated June 25, 2004 by delivery of Shares of Common Stock of DataLogic International, Inc.on and subject to the conditions set forth in
Article III of such Note.


1.    Date of Conversion         _______________________


2.    Shares To Be Delivered:    _______________________




                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________


                                                                 EXHIBIT B

                        CONVERSION NOTICE

(To be executed by the Holder in order to convert all or part of a Monthly Amount into Common Stock)


[Name and Address of Holder]


Holder hereby converts $_________ of the Monthly Amount due on [specify applicable Repayment Date] under the Convertible Term Note issued by DataLogic International, Inc.dated June 25, 2004 by delivery of Shares of Common Stock of DataLogic International, Inc. on and subject to the conditions set forth in
Article III of such Note.


1.  Fixed Conversion Price:  $_______________________

2.  Amount to be paid:       $_______________________

3.  Shares To Be Delivered (2 divided by 1):  __________________

4.  Cash payment to be made by Borrower:  $_____________________



Date: ____________                       LAURUS MASTER FUND, LTD.
                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________